Exhibit 10.4

EXHIBIT G

MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT (this “Agreement”) is made and entered into as of                         , 2009, by and between Select Comfort Corporation, a Minnesota corporation (the “Company”), and Sterling Fund Management, LLC, a Delaware limited liability company (“SFM”).

WHEREAS, on the terms and subject to the conditions contained in this Agreement, the Company desires to receive certain management, consulting and financial services from SFM, and SFM desires to perform such services for the Company.

NOW, THEREFORE, in consideration of the foregoing premises and the respective mutual agreements, covenants, representations and warranties contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                      Appointment of SFM.  On the terms and conditions provided in this Agreement, the Company appoints SFM, and SFM accepts appointment, as a management consultant and financial advisor to the Company and its subsidiaries, including the business of any corporations hereafter formed or acquired by the Company or any such subsidiary.

2.                                      Services of SFM.  SFM will render management, consulting and financial services to the Company and its subsidiaries, which services will include advice and assistance concerning any and all aspects of the operations, planning and financing of the Company and its subsidiaries (the “Services”), as needed from time to time, including advising the Company and its subsidiaries in their relationships with banks and other financial institutions and with accountants, attorneys, financial advisors and other professionals.  SFM will cause its employees and agents to provide the Company and its subsidiaries with the benefit of their special knowledge, skill and business expertise to the extent relevant to the business and affairs of the Company and its subsidiaries.  In addition, SFM will render advice and assistance in connection with any acquisitions, dispositions or financing transactions undertaken by the Company and its subsidiaries.

3.                                      Reimbursement of Expenses.  The Company will reimburse SFM for all reasonable and documented out-of-pocket expenses incurred by SFM in the performance of the Services; provided that SFM obtains prior written approval of the Company for any such expenses. SFM will not be obligated to make any advance to, or for the account of, the Company or to pay any sums, except out of funds held in accounts maintained by the Company, nor will SFM be obligated to incur any liability or obligation for the account of the Company without assurance that the necessary funds for the discharge of the liability or obligation will be provided.

4.                                      Other Activities of SFM; Investment Opportunities.  The Company acknowledges and agrees that neither SFM nor any of its employees, officers, directors, affiliates or associates will devote its, his or her full time and business efforts to the duties of SFM specified in this Agreement, but only so much of such time and efforts as SFM reasonably deems necessary or appropriate.  The Company further acknowledges and agrees that SFM and its affiliates and associates are or may be engaged in the business of investing in, acquiring and/or managing businesses for their own respective accounts and for the account of other unaffiliated parties and that, subject to SFM’s obligations under Article 10 hereof, no aspect or element of these activities will be deemed to be engaged in for the benefit of the Company nor to constitute a conflict of interest or breach of any duty hereunder.  SFM will be required to bring only those investments and/or business opportunities to the attention of the Company which SFM, in its sole discretion, deems appropriate.

5.                                      Compensation of SFM.

5.1                                 Management Fee.  During the term of this Agreement, in consideration for the Services to be rendered hereunder, SFM will receive an annual fee of $500,000 (“Base Compensation”), payable to SFM by the Company in arrears on a quarterly basis.  The Base Compensation shall be paid within 10 business days of the end of the preceding calendar quarter.  The Base Compensation shall increase as of January 1 of each year during the term of this Agreement by the positive percentage change, if any, in the CPI from the month of January of the preceding year to the month of January of such year.  For purposes hereof, “CPI,” for any month of January, means the Consumer Price Index for All Urban Consumers, U.S. City Average, all items, not seasonally adjusted, for such month and compiled upon data (with the base 1982-84 equals 100) for such month (the “Index”).  In the event that publication or issuance of the Index is discontinued or suspended, the CPI shall be an index published or issued by the United States Department of Labor or any bureau or agency thereof that computes information from substantially the same statistical categories and substantially the same geographic areas as those computed in the Index and that weights such categories in a substantially similar way to the weighting of the Index as of the date hereof.  In the event that the Index is calculated upon a base year other than 1982-84, such adjustments to the CPI for each calendar year shall be calculated as necessary to ensure that the CPI for each such calendar year is based on the same Index.

5.2                                 Subordination.  Notwithstanding the foregoing, SFM agrees to subordinate its right to payment of the Base Compensation if and to the extent required by the primary secured lender and any other secured creditors of the Company pursuant to the terms and conditions of those credit agreements then in effect, provided that, if at any time all or any portion of the Base Compensation is deferred pursuant to SFM’s obligation to subordinate under this Section 5.2, or the Base Compensation or any other amount payable hereunder (in the aggregate, the “Unpaid Amounts”) is otherwise not paid in a timely manner, then any such accrued Unpaid Amounts shall accrue interest from and after the date on which they were otherwise payable at an annual rate equal to the Prime Rate plus five percent (5%) calculated on the basis of a 360-day year and for the actual number of calendar days elapsed prior to payment thereof.  The term “Prime Rate,” as used herein, shall mean a fluctuating interest rate per annum equal to the rate of interest announced publicly from time to time by Citibank, N.A. as its base rate, provided that if, at any time, SFM is unable to determine such rate, SFM may choose such other published version of the prevailing prime rate of interest as SFM shall deem appropriate in its reasonable discretion.

6.                                      Term.  This Agreement will commence as of                     , 2009 and will remain in effect until the earlier of                     , 2012 or such time as Sterling Capital Partners III, L.P., a Delaware limited partnership, and any other affiliate or associate of SFM no longer beneficially own, in the aggregate, greater than twenty percent (20%) of the then outstanding voting securities of the Company or any entity or entities which, directly or indirectly, beneficially own, in the aggregate, a majority of the then outstanding voting securities of the Company.

7.                                      Standard of Care.  SFM (including any person or entity acting for or on behalf of SFM) will perform the Services using such skill, care, quality and efficiency as it exercises in performing the same or similar services for itself and those entities in which SFM owns a majority of the voting securities.  SFM (including any person or entity acting for or on behalf of SFM) will not be liable for any mistakes of fact, errors of judgment, for losses sustained by the Company or any subsidiary or for any acts or omissions of any kind, unless a court of competent jurisdiction finally determines that SFM (including any person or entity acting for or on behalf of SFM) did not perform the Services with reasonable skill, care, and quality consistent with prevailing industry standards and professional norms, and in accordance with applicable law.  This Section 7 shall survive any termination or expiration of this Agreement.

8.                                      Indemnification of SFM.  The Company will indemnify and hold harmless SFM and its present and future officers, directors, affiliates, employees, controlling persons, agents and representatives (“Indemnified Parties”) from and against all losses, claims, liabilities, suits, costs, damages and expenses (including attorneys’ fees) arising from their performance of the Services hereunder, except as a result of their willful misconduct engaged in by them in bad faith or negligence.  The Company will reimburse the Indemnified Parties on a monthly basis for any cost of defending or investigating any actual or threatened action or proceeding, or any cost of appearing as a witness in any such action or proceeding (including attorneys’ fees and expenses) subject to an undertaking from any such Indemnified Party to repay the Company if such party is determined not to be entitled to indemnity.  This Section 8 shall survive any termination or expiration of this Agreement.

9.                                      Company Representations.  The Company hereby represents and warrants to SFM that (i) the execution, delivery and performance of this Agreement by the Company does not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Company is a party or by which it is bound and (ii) upon the execution and delivery of this Agreement by SFM, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms.

10.                               Confidentiality.

10.1                           Proprietary Information.  “Proprietary Information” means all information which is directly or indirectly disclosed to any party hereunder, regardless of the form in which it is disclosed, relating in any way to a party’s customers, distributors, products, markets, procedures, processes, methods, designs, strategies, know-how, plans, intellectual property, assets, liabilities, costs, expenses, revenues, profits (except to the extent required to be disclosed in accordance with applicable law), or other information provided by or related to the officers, directors, and personnel of either party or the party’s business in general.

10.2                           Non-Disclosure.  SFM and Company acknowledge and agree that each other’s Proprietary Information is confidential and proprietary.  Without a party’s express prior written consent, the parties agree not to use any of such party’s Proprietary Information for any purpose other than as required for performance hereunder.  Without a party’s express prior written consent, the parties further agree not to disclose or provide any of such party’s Proprietary Information to any third party and to take all necessary measures to prevent any such disclosure by their respective officers, directors, managers, or Personnel.  The foregoing obligations of non-disclosure and confidentiality will survive termination of this Agreement.  Following termination of this Agreement, the parties will promptly return all Proprietary Information (and reproductions thereof) obtained hereunder.

10.3                           Public Information; Court Order.  “Proprietary Information” does not include any information:  (i) that was generally known to the public at the time of disclosure, or thereafter becomes publicly known other than as the result of a breach by the receiving party of its obligations under this Agreement or any other confidentiality obligation between the parties; (ii) that was already known to the receiving party at the time of disclosure other than as a result of any person’s breach (including the receiving party’s) of any legal obligation to the disclosing party; (iii) that becomes known to the receiving party through disclosure by sources other than the disclosing party having a legal right to disclose such Proprietary Information; or (iv) that is required to be disclosed by the receiving party to comply with applicable law; provided, however, that in such case the receiving party shall promptly notify the disclosing party so that the disclosing party may seek an appropriate protective order or other remedy and take reasonable and lawful action to avoid or minimize the extent of such disclosure.

10.4                           Legal Action.  At the request of a party, the parties will cooperate fully with each other in any and all legal actions taken by the other to protect the requesting party’s rights in its Proprietary Information.  The party seeking to protect such rights will bear all costs and expenses reasonably incurred by any other party in the course of cooperating in such legal action.

10.5                           Right to Equitable Relief.   The parties acknowledge that a breach of Article 10 of this Agreement may result in immediate and irreparable injury to the non-breaching party for which an award of money damages would be inadequate.  The breaching party agrees, therefore, that the non-breaching party will have the right to obtain equitable relief, including an injunction to specifically enforce the terms of this Agreement, and to obtain any other legal or equitable remedies that may be available to it.

11.                               Successors and Assigns.  This Agreement is intended to bind and inure to the benefit of and be enforceable by SFM, the Company and their respective successors and assigns, except that without the prior written consent of SFM, the Company will not assign, transfer or convey any of its rights, duties or interest under this Agreement, nor will it delegate any of the obligations or duties required to be kept or performed by it hereunder.

12.                               Notices.  Any notices, requests, demands and other communications required or permitted to be given under this Agreement will be in writing and, except as otherwise specified in writing, will be given by personal delivery, facsimile transmission, express courier service or by registered or certified mail, postage prepaid, return receipt requested:

If to the Company:

Select Comfort Corporation

9800 59th Avenue North

Minneapolis, Minnesota 55442

Attention:  Mark Kimball

If to SFM:

Sterling Fund Management, LLC
1033 Skokie Boulevard, Suite 600
Northbrook, Illinois 60062
Attention:  Office of General Counsel

or to such other addresses as either party hereto may from time to time give notice of (complying as to delivery with the terms of this Section 11) to the other. Notice by registered or certified mail will be effective three days after deposit in the United States mail.  Notice by any other permitted means will be effective upon receipt.

13.                               Severability.  If any term or provision of this Agreement or the application thereof to any person or circumstance will, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those which are invalid or unenforceable, will not be affected thereby, and each term and provision of this Agreement will be valid and be enforced to the fullest extent permitted by law.

14.                               No Waiver.  The failure of the Company or SFM to seek redress for any violation of, or to insist upon the strict performance of, any term or condition of this Agreement will not prevent a subsequent act by the Company or SFM, which would have originally constituted a violation of this Agreement by the Company or SFM, from having all the force and effect of any original violation.  The failure by the Company or SFM to insist upon the strict performance of any one of the terms or conditions of the Agreement or to exercise any right, remedy or elections herein contained or permitted by law will not constitute or be construed as a waiver or relinquishment for the future of such term, condition, right, remedy or election, but the same will continue and remain in full force and effect.  Except to the extent that the Company’s rights of termination are limited herein, all rights and remedies that the Company or SFM may have at law, in equity or otherwise upon breach of any term or condition of this Agreement, will be distinct, separate and cumulative rights and remedies and no one of them, whether exercised by the Company or SFM or not, will be deemed to be in exclusion of any other right or remedy of the Company or SFM.

15.                               Entire Agreement; Amendment; Certain Terms.  This Agreement contains the entire agreement among the parties hereto with respect to the matters herein contained and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.  The provisions of this Agreement may be amended only with the prior written consent of the Company and SFM. The terms affiliate and associate will have the meaning attributed to those terms by the rules and regulations of the Securities and Exchange Commission.

16.                               SFM an Independent Contractor.  SFM and the Company agree that SFM shall perform the Services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel.  Neither SFM nor its principals, members, directors, officers or employees shall be considered employees or agents of the Company as a result of this Agreement nor shall any of them have authority to contract in the name of or bind the Company, except as expressly agreed to in writing by the Company.

17.                               Counterparts.  This Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute one and the same agreement.

18.                               Choice of Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

19.                               CONSENT TO JURISDICTION.  THE COMPANY AND SFM HEREBY IRREVOCABLY AGREE THAT ANY SUIT, ACTION, PROCEEDING OR CLAIM AGAINST IT ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT, OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF, MAY BE BROUGHT OR ENFORCED IN THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF DELAWARE AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY PROCEEDING BROUGHT IN THE STATE OF DELAWARE AND FURTHER IRREVOCABLY WAIVES ANY CLAIMS THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM.

*         *          *          *

IN WITNESS WHEREOF, this Management Services Agreement has been duly executed as of the date first above written.

SELECT COMFORT CORPORATION

By:
Name:
Title:

STERLING FUND MANAGEMENT, LLC

By:
Name: R. Christopher Hoehn-Saric
Title: Senior Managing Director